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                                                                    EXHIBIT 23.3



                      CONSENT OF BECKMAN KIRKLAND & WHITNEY

         We consent to the incorporation by reference in the Registration Statement on Form S-3 of Fresh America Corp. and the related Prospectus of our report dated February 20, 1998, appearing in the Current Report on Form 8-K of Fresh America Corp. filed on February 17, 1998 (as amended on April 17, 1998), and to the references to our Firm in this Registration Statement.



                                       /s/ BECKMAN KIRKLAND & WHITNEY

Woodland Hills, California
December 30, 1998